Exhibit 99.1

                  ATG Wins ISS Support for Primus Acquisition

     CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 11, 2004--ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced that Institutional Shareholder Services (ISS) has recommended that ATG stockholders vote FOR the Primus Knowledge Solutions, Inc. (NASDAQ: PKSI) acquisition at the special meeting of ATG shareholders scheduled for October 22, 2004. ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.
     In recommending that ATG stockholders vote FOR the Primus acquisition, ISS stated that it had taken into account all of the concerns and arguments presented by the dissident shareholder group to date. In its October 7, 2004 report, ISS stated that:
     "Based on the strategic merits of this transaction and the stronger platform for developing long-term sustainable profitability, we recommend a vote FOR the merger agreement."
     "We are pleased ISS recognizes that ATG's acquisition of Primus is in the best interests of both ATG and Primus stockholders," said Bob Burke, president and CEO of ATG. "Adding Primus' products and technical expertise to ATG will create an e-business powerhouse, enhancing our technology and providing the critical mass that we believe will greatly strengthen the combined company's prospects for growth and profitability."
     ATG urges all stockholders to follow ISS' recommendation and vote today FOR the merger with Primus. ATG stockholders who have questions or need assistance voting their shares should call MacKenzie Partners at (800) 322-2885.

     ABOUT ATG

     ATG (Art Technology Group, Inc., NASDAQ: ARTG) delivers innovative software to help high-end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online and via other channels. ATG has delivered category-leading e-business solutions to many of the world's best-known brands including A&E Networks, American Airlines, AT&T Wireless, Best Buy, Fidelity Investments, France Telecom, Friends Provident, Hewlett-Packard, InterContinental Hotels Group, Kingfisher, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, Target, US Army, US Federal Aviation Administration, Warner Music, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.

     This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such statements include, but are not limited to, those regarding the company's expected financial results for the third quarter of 2004 or any quarters thereafter, its ability to recognize the revenue associated with the delayed transaction, the Company's ability to improve its bottom line and achieve profitability in the second half of 2004; the Company's ability to forecast the overall business climate; the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain and enhance business relationships with systems integrators and other parties who may be affected by changes in the economic climate; ATG's abilities to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to protection of intellectual property; and release of competitive products and other activities by competitors. Important risk factors affecting ATG's business generally may be found in their periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. Risk factors related to the subject matter of this press release include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; the result of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; and potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. ATG undertakes no obligation to update any of the forward-looking statements after the date of this press release.
     (C) 2004 ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
     NOTE: Permission to use quotations from the ISS report was neither sought nor obtained.

     CONTACT: ATG
              Ed Terino, 617-386-1005
              eterino@atg.com
              or
              Jerry Sisitsky, 617-386-1158
              jsisitsk@atg.com